EXHIBIT 99.1

Contact: Liz Sharp, VP Investor Relations

Smith & Wesson Holding Corp.

(413) 747-3304

lsharp@smith-wesson.com

Smith & Wesson Holding Corporation Reports Record

Fourth Quarter and Full Year Fiscal 2013 Financial Results

•	Record Fiscal Fourth Quarter 2013 Net Sales of $179 Million, Up 38% Year-Over-Year

•	Record Quarterly Net Income from Continuing Operations of $29 Million, or $0.44 Per Diluted Share

•	Record Annual Fiscal 2013 Net Sales of $588 Million, Up 43% Year-Over-Year

•	Record Annual Net Income From Continuing Operations of $81 Million, or $1.22 Per Diluted Share

•	Record Cash of $101 Million

SPRINGFIELD, Mass., June 25, 2013 — Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), a leader in firearm manufacturing and design, today announced record financial results for the fiscal fourth quarter and full year periods ended April 30, 2013.

Fourth Quarter Fiscal 2013 Financial Highlights

•

Net sales for the fourth quarter were $178.7 million, up 37.6% from the fourth quarter last year. Although the company continued to increase its production capacity, it was unable to meet the ongoing demand across most of its firearm product lines, resulting in additional growth in the company’s order backlog.

•

Gross profit for the fourth quarter was $68.5 million, or 38.3% of net sales, compared with gross profit of $46.9 million, or 36.1% of net sales, for the comparable quarter last year. Gross profit improved as a result of increased sales volume, leveraging of fixed costs, and a planned favorable product mix.

•

Operating expenses for the fourth quarter were $21.6 million, or 12.1% of net sales, compared with operating expenses of $21.2 million, or 16.3% of net sales, for the fourth quarter last year. The decline in operating expenses as a percentage of net sales was primarily driven by higher sales combined with controlled spending in sales and marketing.

•

The increased net sales and leverage in expenses resulted in operating income for the fourth quarter of $46.9 million, or 26.2% percent of net sales, compared with operating income of $25.7 million, or 19.8% percent of net sales, for the comparable quarter last year.

•

Income from continuing operations for the fourth quarter was $28.6 million, or $0.44 per diluted share, compared with net income from continuing operations of $17.8 million, or $0.27 per diluted share, for the fourth quarter last year. Income from continuing operations for the fourth quarter of fiscal 2013 includes the impact of a $3.0 million charge, or $0.03 per diluted share, related to anticipated expenses associated with a Thompson/Center product recall.

•	Non-GAAP Adjusted EBITDAS from continuing operations for the fourth quarter increased to $52.7 million compared with $31.2 million for the fourth quarter last year.

•	Operating cash flow of $51.3 million and capital spending of $13.0 million for the fourth quarter resulted in free cash flow of $38.3 million.

Full Year Fiscal 2013 Financial Highlights

•	Net sales for the full fiscal year were a record $587.5 million compared with $412.0 million for the prior fiscal year, an increase of 42.6%. Firearm unit production for the year increased by 40.4%.

•	Gross profit was 37.2% compared with 31.1% for fiscal 2012.

•	Operating expenses were $85.6 million, or 14.6% of net sales, for fiscal 2013 compared with operating expenses of $83.1 million, or 20.2% of net sales, for fiscal 2012.

•	Income from continuing operations was $81.4 million, or $1.22 per diluted share, compared with income from continuing operations of $26.4 million, or $0.40 per diluted share, for last year.

•	Non-GAAP Adjusted EBITDAS from continuing operations for the full fiscal year totaled $154.2 million compared with $68.4 million for fiscal 2012.

•

Operating cash flow was $98.1 million and capital spending was $41.4 million for fiscal 2013, resulting in full year free cash flow of $65.2 million, which includes $8.5 million from the sale of discontinued operations.

•	During fiscal 2013, the company repurchased 2.1 million shares of its common stock for $20.0 million utilizing cash on hand.

•	Cash and cash equivalents as of April 30, 2013 totaled $100.5 million, up from $56.7 million a year ago.

Jeffrey D. Buchanan, Smith & Wesson Holding Corporation Executive Vice President and Chief Financial Officer, stated, “Building on the strength of our record profitability, robust cash flows, and rising cash position in fiscal 2013, we recently accelerated a number of steps to optimize our capital structure and generate increased value for our stockholders. On June 13, 2013, we announced that we had repurchased our outstanding 9.5% notes for $49.2 million and that we had issued $75.0 million of new 5.875% notes. Since that date, we have sold an additional $25.0 million of the 5.875% notes, which will bring the total new note issuance to $100.0 million. Also on June 13, 2013, we announced that we initiated a $100.0 million stock buyback, a portion of which is expected to be purchased through a $75.0 million tender offer for $10.00 per share, which commenced on June 17, 2013. Overall, we believe that these changes provide a solid foundation upon which to continue to grow our core firearms business, while giving us the financial flexibility to be strategically opportunistic in the market.”

James Debney, Smith & Wesson Holding Corporation President and Chief Executive Officer, stated, “We are pleased with our results, which include record fourth quarter and annual net sales and profits and a substantial expansion of our gross margins. Our successful performance was driven by solid marketing, innovative new products, disciplined manufacturing execution, and strict financial management. Significant increases in our manufacturing capacity, combined with continued robust consumer demand for firearms, resulted in higher sales of our most popular M&P® products. Our achievements over the year aligned directly with our growth strategy, which is underpinned by a focus on our core firearm business. Having completed another year of successfully executing our strategy, we are today issuing our financial outlook for the first quarter and full fiscal year 2014.”

Financial Outlook

The company expects net sales for the first quarter of fiscal 2014 to be between $162.0 million and $167.0 million, which would represent year-over-year growth of approximately 21% at the midpoint. The company anticipates GAAP earnings per share from continuing operations of between $0.34 and $0.37 for the first quarter of fiscal 2014. Included in this first quarter outlook are estimated expenses of approximately $0.06 per share associated with the bond and stock repurchases.

The company anticipates net sales for fiscal 2014 of between $605.0 million and $615.0 million, which would represent year-over-year growth of approximately 4% at the midpoint. It should be noted that the company ended its Walther distribution agreement at the end of fiscal 2013. Therefore, when Walther is excluded from the full year 2013 results, estimated net sales for 2014 would represent year-over-year growth of 12% at the mid-point. The company anticipates GAAP earnings per share from continuing operations of between $1.30 and $1.35 for fiscal 2014, and Adjusted EBITDAS of between $160.0 million and $170.0 million.

Conference Call and Webcast

The company will host a conference call and webcast today, June 25, 2013, to discuss its fourth quarter and full year fiscal 2013 financial and operational results. Speakers on the conference call will include James Debney, President and CEO, and Jeffrey D. Buchanan, Executive Vice President and CFO. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the call via telephone may call directly at (857) 244-7551 and reference conference code 34472188. No RSVP is necessary. The conference call audio webcast can also be accessed live and for replay on the company’s website at www.smith-wesson.com, under the Investor Relations section. The company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “Adjusted EBITDAS” and “free cash flow” are presented. From time-to-time, the company considers and uses Adjusted EBITDAS and free cash flow as supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. Adjusted EBITDAS excludes the effects of interest expense, income taxes, depreciation of tangible fixed assets, amortization of intangible assets, stock-based compensation expense, plant consolidation costs, DOJ and SEC investigation costs, and certain other transactions. See the attached “Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDAS” for a detailed explanation of the amounts excluded from and included in net income to arrive at Adjusted EBITDAS for the three-month and full year periods ended April 30, 2013 and April 30, 2012 and the company’s guidance for full year fiscal 2014. Free cash flow is defined as cash flow provided by operating activities less capital expenditures, which include purchases of property, equipment, and software.

Adjusted or non-GAAP financial measures provide investors and the company with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during, and after certain items that would not otherwise be apparent on a GAAP basis. Adjusted financial measures are not, and should not be viewed as, a substitute for GAAP results. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others.

About Smith & Wesson

Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality firearms, related products, and training to the global military, law enforcement, and consumer markets. The company’s brands include Smith & Wesson®, M&P® and Thompson/Center Arms™. Smith & Wesson facilities are located in Massachusetts and Maine. For more information on Smith & Wesson, call (800) 331-0852 or log on to
www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include the company’s anticipated expenses associated with the Thompson/Center product recall; the company’s assessment that it recently executed a number of steps to optimize its capital structure and generate increased value for its stockholders building on the strength of its record profitability, robust cash flows, and rising cash position in fiscal 2013; the company’s belief that its repurchases of outstanding notes and the issuance of new notes as well as the announced stock buyback will increase the company’s financial flexibility and provide a solid foundation upon which to continue to grow its core firearm business while being strategically opportunistic in the market; the company’s belief that its successful performance was driven by solid marketing, innovative new products, disciplined manufacturing execution, and strict financial management; the company’s belief that significant increases in the company’s manufacturing capacity, combined with continued robust consumer demand for firearms resulted in higher sales of its most popular M&P products; and the company’s expectations for net sales, GAAP earnings per share from continuing operations, and estimated expenses associated with bond and stock repurchases for the first quarter of fiscal 2014 as well as net sales, GAAP earnings per share from continuing operations and Adjusted EBITDAS for fiscal 2014. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the costs and ultimate conclusion of certain legal matters, including the DOJ and SEC matters; the state of the U.S. economy; general economic conditions, and consumer spending patterns; the potential for increased regulation of firearms and firearm-related products; speculation surrounding fears of terrorism and crime; our growth opportunities; our anticipated growth; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce new products; the success of new products; our ability to expand our markets; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Form 10-K Report for the fiscal year ended April 30, 2013.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Three Months Ended April 30:		For the Years Ended April 30,
	2013 (Unaudited)	2012 (Unaudited)	2013	2012
	(In thousands, except per share data)
Net sales	$178,717	$129,843	$587,514	$411,997
Cost of sales	110,229	82,980	369,111	284,008

Gross profit	68,488	46,863	218,403	127,989

Operating expenses:
Research and development	1,388	973	4,751	4,543
Selling and marketing	6,817	6,495	30,020	31,317
General and administrative	13,416	13,729	50,798	47,213

Total operating expenses	21,621	21,197	85,569	83,073

Operating income from continuing operations	46,867	25,666	132,834	44,916

Other income/(expense):
Other income/(expense), net	—	16	39	78
Interest income	64	309	814	1,505
Interest expense	(1,210)	(1,439)	(5,781)	(7,484)

Total other income/(expense), net	(1,146)	(1,114)	(4,928)	(5,901)

Income from continuing operations before income taxes	45,721	24,552	127,906	39,015
Income tax expense	17,090	6,735	46,500	12,582

Income from continuing operations	28,631	17,817	81,406	26,433
Discontinued operations:
Loss from operations of discontinued security solutions division	(455)	(7,639)	(3,605)	(15,945)
Income tax expense/(benefit)	3,010	(2,290)	(912)	(5,617)

Loss from discontinued operations	(3,465)	(5,349)	(2,693)	(10,328)

Net income/comprehensive income	$25,166	$12,468	$78,713	$16,105

Net income per share:
Basic—continuing operations	$0.45	$0.27	$1.25	$0.41

Basic—net income	$0.39	$0.19	$1.21	$0.25

Diluted—continuing operations	$0.44	$0.27	$1.22	$0.40

Diluted—net income	$0.38	$0.19	$1.18	$0.25

Weighted average number of common shares outstanding:
Basic	64,217	65,057	65,155	64,788
Diluted	65,450	66,418	66,642	67,277

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of:
	April 30, 2013	April 30, 2012
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents, including restricted cash of $3,345 on April 30, 2013 and $3,334 on April 30, 2012	$100,487	$56,717
Accounts receivable, net of allowance for doubtful accounts of $1,128 on April 30, 2013 and $1,058 on April 30, 2012	46,088	48,313
Inventories	62,998	55,296
Prepaid expenses and other current assets	4,824	4,139
Assets held for sale	—	13,490
Deferred income taxes	12,076	12,759
Income tax receivable	3,093	—

Total current assets	229,566	190,714

Property, plant, and equipment, net	86,382	60,528
Intangibles, net	3,965	4,532
Other assets	7,076	5,900

	$326,989	$261,674

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,220	$28,618
Accrued expenses	16,033	20,685
Accrued payroll	13,096	9,002
Accrued income taxes	—	291
Accrued taxes other than income	5,349	4,270
Accrued profit sharing	9,587	8,040
Accrued product/municipal liability	1,551	1,397
Accrued warranty	5,757	5,349
Liabilities held for sale	—	5,693

Total current liabilities	82,593	83,345

Deferred income taxes	7,863	4,537

Notes payable, net of current portion	43,559	50,000

Other non-current liabilities	11,675	10,948

Total liabilities	145,690	148,830

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 67,596,716 shares issued and 64,297,113 shares outstanding on April 30, 2013 and 66,512,097 shares issued and 65,312,097 shares outstanding on April 30, 2012	68	67
Additional paid-in capital	199,120	189,379
Retained earnings/(accumulated deficit)	8,434	(70,279)
Accumulated other comprehensive income	73	73
Treasury stock, at cost (3,299,603 common shares on April 30, 2013 and 1,200,000 on April 30, 2012)	(26,396)	(6,396)

Total stockholders’ equity	181,299	112,844

	$326,989	$261,674

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended April 30,
	2013	2012
	(In thousands)
Cash flows from operating activities:
Net Income	$78,713	$16,105
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	16,730	15,487
Loss on sale of business including loss on sale of discontinued operations, including $45 of stock-based compensation expense	1,222	5,688
Loss on sale/disposition of assets	315	285
Provisions for/(recoveries of) losses on accounts receivable	720	(465)
Change in disposal group assets and liabilities	(1,215)	5,467
Deferred income taxes	4,009	(1,558)
Stock-based compensation expense	4,073	2,484
Excess book deduction of stock-based compensation	—	(144)
Changes in operating assets and liabilities:
Accounts receivable	1,505	5,089
Inventories	(7,702)	(9,235)
Other current assets	(285)	950
Income tax receivable/payable	(3,384)	4,804
Accounts payable	2,602	(8,716)
Accrued payroll	3,489	3,693
Accrued taxes other than income	1,079	(7,151)
Accrued profit sharing	1,547	3,959
Accrued other expenses	(5,279)	(877)
Accrued product/municipal liability	154	(1,187)
Accrued warranty	408	2,169
Other assets	(1,930)	(189)
Other non-current liabilities	1,327	714

Net cash provided by operating activities	98,098	37,372

Cash flows from investing activities:
Proceeds from sale of business including discontinued operations	7,500	500
Receipts from note receivable	73	19
Payments to acquire patents and software	(102)	(164)
Proceeds from sale of property and equipment	1,040	26
Payments to acquire property and equipment	(41,421)	(13,770)

Net cash used in investing activities	(32,910)	(13,389)

Cash flows from financing activities:
Proceeds from loans and notes payable	1,753	1,532
Cash paid for debt issue costs	—	(1,850)
Proceeds from energy efficiency incentive programs	—	225
Payments on capital lease obligation	(600)	—
Cash paid for redemption of convertible notes	—	(30,000)
Payments on loans and notes payable	(8,195)	(1,532)
Proceeds from Economic Development Incentive Program	—	4,400
Payments to acquire treasury stock	(20,000)	—
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	4,808	1,667
Taxes paid related to restricted stock issuance	(209)	—
Excess tax benefit of stock-based compensation	1,025	—

Net cash used in financing activities	(21,418)	(25,558)

Net increase/(decrease) in cash and cash equivalents	43,770	(1,575)
Cash and cash equivalents, beginning of period	56,717	58,292

Cash and cash equivalents, end of period	$100,487	$56,717

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$5,295	$5,865
Income taxes	44,087	3,963

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDAS (Unaudited)

	For the Three Months Ended April 30, 2013:				For the Three Months Ended April 30, 2012:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)
Net sales	$178,717	$—		$178,717	$129,843	$—		$129,843
Cost of sales	110,229	(4,026	)(8)	106,203	82,980	(3,735	)(1)	79,245

Gross profit	68,488	4,026		72,514	46,863	3,735		50,598

Operating expenses:
Research and development	1,388	(29	)(8)	1,359	973	(13	)(1)	960
Selling and marketing	6,817	(79	)(8)	6,738	6,495	(56	)(1)	6,439
General and administrative	13,416	(1,668	)(2)	11,748	13,729	(1,668	)(4)	12,061

Total operating expenses	21,621	(1,776)		19,845	21,197	(1,737)		19,460

Operating income from continuing operations	46,867	5,802		52,669	25,666	5,472		31,138

Other income/(expense):
Other income/(expense), net	—	—		—	16	—		16
Interest income	64	—		64	309	(300	)(7)	9
Interest expense	(1,210)	1,210	(5)	—	(1,439)	1,439	(5)	—

Total other income/(expense), net	(1,146)	1,210		64	(1,114)	1,139		25

Income from continuing operations before income taxes	45,721	7,012		52,733	24,552	6,611		31,163
Income tax expense	17,090	(17,090	)(6)	—	6,735	(6,735	)(6)	—

Income from continuing operations	28,631	24,102		52,733	17,817	13,346		31,163

Discontinued operations:
Loss from operations of discontinued security solutions division	(455)	—		(455)	(7,639)	6,060	(9)	(1,579)
Income tax expense/(benefit)	3,010	(3,010	)(6)	—	(2,290)	2,290	(6)	—

Loss on discontinued operations	(3,465)	3,010		(455)	(5,349)	3,770		(1,579)

Net income/comprehensive income	$25,166	$27,112		$52,278	$12,468	$17,116		$29,584

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDAS (Unaudited)

	For the Year Ended April 30, 2013:				For the Year Ended April 30, 2012:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)
Net sales	$587,514	$—		$587,514	$411,997	$—		$411,997
Cost of sales	369,111	(14,237	)(8)	354,874	284,008	(14,554	)(1)	269,454

Gross profit	218,403	14,237		232,640	127,989	14,554		142,543

Operating expenses:
Research and development	4,751	(116	)(8)	4,635	4,543	(157	)(1)	4,386
Selling and marketing	30,020	(247	)(8)	29,773	31,317	(277	)(1)	31,040
General and administrative	50,798	(6,542	)(2)	44,256	47,213	(8,246	)(3)	38,967

Total operating expenses	85,569	(6,905)		78,664	83,073	(8,680)		74,393

Operating income from continuing operations	132,834	21,142		153,976	44,916	23,234		68,150

Other income/(expense):
Other income/(expense), net	39	—		39	78	—		78
Interest income	814	(608	)(7)	206	1,505	(1,343	)(7)	162
Interest expense	(5,781)	5,781	(5)	—	(7,484)	7,484	(5)	—

Total other income/(expense), net	(4,928)	5,173		245	(5,901)	6,141		240

Income from continuing operations before income taxes	127,906	26,315		154,221	39,015	29,375		68,390
Income tax expense	46,500	(46,500	)(6)	—	12,582	(12,582	)(6)	—

Income from continuing operations	81,406	72,815		154,221	26,433	41,957		68,390

Discontinued operations:
Loss from operations of discontinued security solutions division	(3,605)	1,808	(9)	(1,797)	(15,945)	8,321	(9)	(7,624)
Income tax benefit	(912)	912	(6)	—	(5,617)	5,617	(6)	—

Loss on discontinued operations	(2,693)	896		(1,797)	(10,328)	2,704		(7,624)

Net income/comprehensive income	$78,713	$73,711		$152,424	$16,105	$44,661		$60,766

(1)	To exclude depreciation, amortization, and plant consolidation costs.
(2)	To exclude depreciation, amortization, stock-based compensation expense, and DOJ/SEC costs and related profit sharing impacts of DOJ/SEC.
(3)	To exclude depreciation, amortization, stock-based compensation expense, plant consolidation costs, severance benefits for our former President and CEO, and DOJ/SEC costs and related profit sharing impacts of DOJ/SEC.
(4)	To exclude depreciation, amortization, stock-based compensation expense, plant consolidation costs, and DOJ/SEC costs and related profit sharing impacts of DOJ/SEC.
(5)	To exclude interest expense.
(6)	To exclude income tax expense.
(7)	To exclude intercompany interest income.
(8)	To exclude depreciation and amortization.
(9)	To exclude loss on sale of discontinued operations, depreciation, amortization, interest expense, and stock-based compensation expense.